UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

___ Written communications pursuant to Rule 425 under the Securities Act

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2007, the Board of Directors of Old National Bancorp (the "Company") elected Arthur H. McElwee, Jr. to its Board of Directors. Mr. McElwee has not yet been assigned to any Board committees. Other than transactions involving indebtedness, Mr. McElwee has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The transactions involving indebtedness were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Mr. McElwee will be compensated for his service on the Board of Directors of the Company and any committee of the Board on which he serves in accordance with the Company's compensation arrangements for all outside directors. Outside directors of the Company are paid an annual retainer of $35,000 for serving as directors. Of this amount, directors receive $20,000 in cash and $15,000 in the form of Company stock. The retainer is paid in two equal installments in May and November. Board committee members (other than Audit Committee members) are paid $1,000 for each committee meeting attended, and Audit Committee members are paid $1,500 for each Audit Committee meeting attended. Committee fees are paid quarterly in the month following the end of the quarter, except fees for the last quarter of the year, which are paid in December.

In addition, Mr. McElwee will be eligible to participate in a nonqualified deferred compensation plan, known as the "Directors Deferred Compensation Plan," for the Company's non-employee directors. A director may defer 25%, 50%, 75%, or 100% of his cash compensation pursuant to this plan. The Company credits a director's plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company stock, the return on a recognized market index selected by the Compensation and Management Development Committee of the Board, or a combination of the two, as elected by the director.

A copy of a press release issued on May 24, 2007 announcing the election of Mr. McElwee to the Company's Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description

99.1 Press Release issued by Old National Bancorp dated May 24, 2007.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: May 24, 2007

By: /s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Counsel and
Corporate Secretary